UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report: November 28, 2017
(Date of earliest event reported)
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TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1445 Ross Avenue, Suite 1400
Dallas, Texas 75202
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2017 and November 9, 2017, Tenet Healthcare Corporation (the “Company”) filed Current Reports on Form 8-K disclosing under Item 5.02 that James L. Bierman, Richard W. Fisher and Richard J. Mark had each been named to the Board of Directors (the “Board”) of the Company. At the time of the filings, Messrs. Bierman, Fisher and Mark had not yet been appointed to serve on any committees of the Board.

Pursuant to Instruction (2) to Item 5.02 of Form 8-K, the Company is filing this amendment to its prior reports for the sole purpose of disclosing that (i) Mr. Bierman will serve as a member of the Board’s Nominating and Corporate Governance Committee and its Quality, Compliance & Ethics Committee, (ii) Mr. Fisher will serve as a member of the Board’s Audit Committee and its Human Resources Committee, and (iii) Mr. Mark will serve as a member of the Board’s Nominating and Corporate Governance Committee and its Quality, Compliance & Ethics Committee.  The committee appointments became effective as of November 28, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

Date:         December 1, 2017